Exhibit 10.1

Stock Purchase Agreement

By and Between

Crisp Momentum Inc.

and

Jakota Capital AG

i

Stock Purchase Agreement

This Stock Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of September 5, 2025 (the “Closing Date”), by and between Crisp Momentum Inc., a Delaware corporation (the “Company”) and Jakota Capital AG, a company, incorporated under the laws of Switzerland, having its registered office at Im Grafenstein, 30, 8408 Winterthur, being registered with the Commercial register of the canton of Zurich under the number CHE-450.591.835 (the “Buyer”). The Company, and the Buyer may be referred to herein together as the “Parties” and individually as a “Party.”

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to Buyer certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and Buyer desires to acquire from the Company such securities;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes or otherwise.

(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Delaware generally are authorized or required by Law or other governmental actions to close.

(d)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

(f)	“Governmental Authority” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

1

(g)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Authority.

(h)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(j)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

(k)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(l)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(m)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(n)	“Transaction Documents” means this Agreement, the Note, the Lock-Up Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(o)	“Transactions” means the purchase and sale of the Shares and the other transactions contemplated under the Transaction Documents.

Section 1.02 Interpretive Provisions. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. Reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control.

2

Article II. Purchase and Sale

Section 2.01 Purchase; Closing.

(a)	Pursuant to the terms and conditions of this Agreement, subject to the provisions of Section 2.01(c), the Company shall issue and sell to the Buyer 1,000,000,000 shares of Common Stock (the “Shares”) for a price of $0.006 per Share, for a resulting total purchase price of $6,000,000 (“Purchase Price”). Subject to the terms and conditions herein, the closing of the purchase and sale of the Shares (the “Closing”) shall occur on the Closing Date, immediately following the execution of this Agreement, via the exchange of documents electronically, as agreed to by the Parties, as set forth below.

(b)	$3,000,000 of the Purchase Price (the “Cash Payment”) shall be paid to the Company at the Closing as set forth below, and $3,000,000 of the Purchase Price shall be paid to the Company pursuant to the Promissory Note of the Buyer in the form as attached hereto as Exhibit A (the “Note”) in the principal amount of $3,000,000. The Parties acknowledge and agree that in the event that the Note is not paid on or before the Maturity Date (as defined in the Note), the Company shall thereafter have the right to redeem a number of the Shares equal to the unpaid portion of the Note, for a redemption price of $1.00 in total, and the Parties agree to execute and deliver such documents as required to give effect thereto. By way of example and not limitation, in the event that Buyer has paid $1,000,000 of the principal amount of the Note, but has not paid the remaining $2,000,000 of the principal amount of the Note, the Company would have the right to redeem 333,333,333 of the Shares for $1.00 in total.

(c)	The Parties acknowledge and agree that the number of Shares to be sold to the Buyer has been determined based on the Company having 2,049,621,210 shares of Common Stock issued and outstanding, and an additional 3,767,539 shares of Common Stock issuable on the exercise of options and warrants, and conversion of outstanding convertible preferred stock, and therefore having a total of 2,053,388,749 shares of Common Stock issued and outstanding on a fully diluted basis as of the Closing Date, and therefore the Shares to be issued and sold to the Buyer will constitute 32.75% of the shares of Common Stock issued and outstanding on a fully diluted basis as of immediately following the Closing.

Section 2.02 Lock-Up Agreement. At the Closing, the Company and the Buyer will execute and deliver a lock-up agreement in the form as attached hereto as Exhibit B (the “Lock-Up Agreement”).

3

Section 2.03 Deliverables at the Closing.

(a)	At the Closing, Buyer shall:

(i)	deliver the Cash Payment to the Company by wire transfer of immediately available funds to an account designated in writing by the Company;

(ii)	deliver to the Company the Note, duly executed by the Buyer;

(iii)	deliver to the Company the Lock-Up Agreement, duly executed by the Buyer;

(iv)	deliver to the Company a certificate, in form and substance reasonably acceptable to the Company, (1) attaching and certifying copies of the resolutions of the board of directors or other governing body of Buyer authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents and the Transactions; and (2) certifying the name, title and true signature of each officer of Buyer executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; and

(v)	deliver to the Company such other documents as the Company may reasonably request for the purpose of evidencing the accuracy of the Buyer’s representations and warranties; evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer hereunder, or otherwise facilitating the consummation or performance of the Closing.

(b)	At the Closing the Company shall:

(i)	issue to Buyer the Shares, via book entry in the books and records of the Company, and the Parties acknowledge that the Shares shall not be certificated;

(ii)	deliver to the Buyer a certificate in form and substance reasonably acceptable to Buyer (1) attaching and certifying copies of the resolutions of the Board of Directors of the Company (the “Board”) authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents and the Transactions; and (2) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby;

(iii)	deliver to the Buyer the Note, duly countersigned by the Company;

4

(iv)	deliver to the Buyer the Lock-Up Agreement, duly executed by the Company; and

(v)	deliver to Buyer such other documents as the Buyer may reasonably request for the purpose of evidencing the accuracy of the Company’s representations and warranties; evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company hereunder, or otherwise facilitating the consummation or performance of the Closing.

Article III. Representations and Warranties of the Company1

Except as set forth in the disclosure schedule delivered by the Company on the Closing Date (the “Company Disclosure Schedule”), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Company represents and warrants to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Organization and Standing. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware. A complete and correct copy of its certificate of incorporation and by-laws as now in effect are included in the Company SEC Documents (as defined below). The Company has full corporate power and authority to carry on its business as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. Other than as set forth in the Company SEC Documents, the Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 3.02 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Delaware. The Company has the requisite power and capacity to execute and deliver the Transaction Documents to which the Company is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.03 Capitalization; Valid Issuance.

(a)	All of the issued and outstanding equity interests of the Company have been duly authorized for issuance without violation of any preemptive or similar rights and, when issued in accordance with the terms and conditions herein, will be validly issued and fully paid and nonassessable.

1 Note to Crisp Momentum: Please review and confirm each of the representations in this Article.

5

(b)	None of the issued and outstanding equity interests of the Company were issued in violation of any agreement, arrangement or commitment to which the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. There are no outstanding rights, options, warrants, convertible securities, conversion rights, exchange rights or other agreements, arrangements or commitments of any character relating to the equity interests of the Company or Company to issue or sell any shares (or securities convertible into or exercisable or exchangeable for, or any other interest in, any shares). The Company is not obligated to redeem or otherwise acquire any of its outstanding shares. There are no voting trusts, stockholder agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any shares of the Company. Upon the consummation of the Transactions, Buyer shall own, directly or indirectly, all of the Shares, free and clear of all liens (other than restrictions under applicable state and federal securities Laws).

Section 3.04 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate any Laws or Orders to which the Company is subject or (ii) violate, breach or conflict with any provision of the Company’s organizational documents.

Section 3.05 Compliance with Laws. The Company is in compliance in all material respects with all Laws applicable to it. During the past three (3) years, the Company has not received any written notice from any Governmental Authority that asserts a failure to comply with any applicable Laws or governmental orders, and no claims have been filed against the Company, alleging any violation of any Law, except as set forth on Section 3.05 of the Company Disclosure Schedule.

Section 3.06 Brokers. The Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Section 3.07 Financial Statements; Accounts Payable; No Undisclosed Liabilities.

(a)	The audited consolidated financial statements and related notes and supporting schedules of the Company contained in the Company SEC Documents (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior accounting periods.

6

(b)	The Company has no debts or amounts payable other than a de minimis amount of all such liabilities less than $5,000.

(c)	The Company has no Liabilities except (i) to the extent adequately reflected or reserved for in the audited consolidated financial statements and related notes and supporting schedules of the Company contained in the Company SEC Documents or (ii) those which have been incurred in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount.

Section 3.08 SEC Reporting and Compliance.

(a)	The Company has filed with the Securities and Exchange Commission (the “Commission”) all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. The Company has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 under the Exchange Act.

(b)	True and complete copies of the registration statements, information statements and other reports filed by Company with the Commission (collectively, the “Company SEC Documents”) are available on the EDGAR system. None of the Company SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c)	Since December 31, 2024, the Company has not filed, and no event has occurred that would require the Company to file, a report on Form 8-K, other than (i) reports that have already been filed with the Commission and (ii) any reports required to be filed in connection with this Agreement or the Transactions.

(d)	The Company is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(e)	The shares of Company Common Stock are quoted on the OTCID Basic Market marketplace under the symbol “OLKR,” and the Company is in compliance in all material respects with all rules and regulations of the OTC Markets Group applicable to it and the Common Stock.

(f)	To the knowledge of the Company, the Company has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities Laws, in all material respects.

Section 3.09 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, assets or business. To the knowledge of the Company, the Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

7

Article IV. Representations and Warranties of Buyer

Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. Buyer is an entity duly authorized and in good standing in the jurisdiction of its organization and has the requisite power and capacity to execute and deliver the Transaction Documents, to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not (i) violate any Laws or Orders to which Buyer is subject or (ii) violate, breach or conflict with any provision of Buyer’s organizational documents.

(c)	In connection with the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, Buyer will make, or cause to be made, any filings, notifications or submissions required to be made by it under applicable securities Laws.

Section 4.03 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery to Buyer of the Shares constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Buyer understands that the Shares are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

8

(d)	Buyer and its advisors, if any, have been furnished with all materials relating to the Company and its business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Shares involves a significant degree of risk.

(e)	At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Shares acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Buyer is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

(g)	Buyer understands that (i) the sale or re-sale of the Shares has not been registered under the Securities Act or any applicable state securities Laws, and the Shares may not be transferred unless (1) the Shares are sold pursuant to an effective registration statement under the Securities Act; (2) Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (3) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of Buyer who agrees to sell or otherwise transfer the Shares only in accordance with this Section 4.03 to a Person who is an Accredited Investor; (4) the Shares are sold pursuant to Rule 144; (5) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (6) the Shares are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

9

(h)	Buyer, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of its investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

(j)	Any legend required by the securities Laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares. Buyer also understands that the Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 4.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. Covenants and Additional Agreements

Section 5.01 Confidentiality.

(a)	Confidential Information. For purposes of this Agreement, and except as provided below, “Confidential Information” shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Company and its subsidiaries and Affiliates, including, but not limited to, the Diligence Items, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, and any other Material Non-Public Information (as defined below), in each case which is disclosed by the Company or on its behalf, after the date hereof, to Buyer either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Company unless otherwise specifically indicated in writing to the contrary.

10

(b)	Material Non-Public Information. For purposes of this Agreement “Material Non-Public Information” shall mean any information obtained by Buyer, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to the Company or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have an effect on the price, value or trading price of the Company’s equity securities or debt, or any derivatives thereof, whether positive or negative.

(c)	Restrictions.

(i)	Buyer agrees to use the Confidential Information only for the purpose of furthering and consummating the Transactions (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-Affiliated third party, such care to be at least equal to the care exercised by Buyer, as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Buyer agrees that it shall make disclosure of any such Confidential Information only to its Affiliates and their respective Representatives, to whom disclosure is reasonably necessary for the Purpose. Buyer shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Buyer shall be responsible for the failure of its Representatives to comply with the terms of this Agreement. Without the prior consent of the Company, Buyer shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(ii)	Buyer acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Buyer agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

11

(iii)	Nothing herein shall be construed as granting to Buyer or its Affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the Company. Except as allowed by applicable law, Buyer shall not use any trade name, service mark or trademark of the Company or refer to the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

(d)	Exceptions. The obligations imposed in Section 5.01(c) shall not apply to any Confidential Information that (i) was already in the possession of Buyer at the time of disclosure without restrictions on its use or is independently developed by Buyer after the Closing Date, provided that the person or persons developing same have not used such information received from the Company, or is rightfully obtained from a source other than from the Company; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Buyer; (iii) is obtained Buyer from a third person who is under no obligation of confidence to the Company; or (iv) is disclosed without restriction by the Company.

(e)	Return of Confidential Information. Upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by an officer of Buyer, at Buyer’s option. may retain one copy of all written Confidential Information for its files for reference in the event of a dispute hereunder or as is necessary to comply with its document retention policies.

(f)	Ownership of Confidential Information. As between the Company and Buyer, the Confidential Information and any Derivative thereof (as defined below), whether created by the Company or Buyer, will remain the property of the Company. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

(g)	No Rights or Obligations. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, and other than as specifically set forth herein, no obligation of any kind is assumed or implied against any Party or their Affiliates by virtue of meetings or conversations between the Parties with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that, other than as specifically set forth herein, this Agreement and any meetings and communications of the Parties and their Affiliates relating to the same subject matter shall not (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; or (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their Affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

12

(h)	Acknowledgement. Buyer acknowledges and agrees that, with respect to any information provided by the Company, its Affiliates, and their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, and other representatives, the Company and its Affiliates make no representations or warranties beyond those expressly set forth in this Agreement. Buyer further acknowledges and agrees that such information may include certain statements, estimates and projections provided by the Company with respect to anticipated future performance (“forward looking statements”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. These forward-looking statements are based on significant assumptions and subjective judgments by management of the Company. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected result will be attainable or will be realized. As events and circumstances frequently do not occur as expected, there will usually be differences between anticipated and actual future performance, and those variances may be material. None of the Company or its Affiliates or any of their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, or other representatives makes any representations or warranties as to the accuracy or completeness of such forward-looking statements except as may be set forth herein.

(i)	Request for Confidential Information Pursuant to Court or Other Proceeding. If Buyer is requested or required (by oral questions, , interrogatories, subpoena, civil investigative demand or other similar non-criminal process) to disclose any Confidential Information supplied to Buyer under this Agreement, Buyer will provide the Company with prompt written notice of such request(s) so that the Company may, at the Company’s option, (a) seek an appropriate protective order; (b) consult with Buyer on the advisability of taking steps to resist or narrow such request or requirement; or (c) waive in writing Buyer’s compliance with the provisions of this Agreement for the sole purpose of complying with the request. If, in the absence of a protective order or the receipt of a written waiver hereunder, Buyer is nonetheless, in the reasonable opinion of its counsel, compelled to disclose Confidential Information to any governmental tribunal or else stand liable for contempt or suffer other censure or penalty, Buyer will cooperate with the Company at the Company’s expense in any attempt that the Company may make to obtain an order or other reliable assurance that confidential treatment will be provided by such tribunal for all or designated portions of such Confidential Information disclosed by the Company.

(j)	No License. Nothing in this Agreement shall be construed as granting any right or license to the Buyer or any other Party, by implication or otherwise, with respect to any Confidential Information, except for the limited purposes set forth above.

13

Section 5.02 No Liens. Buyer agrees not to create, incur or permit to exist any lien, security interest, pledge, charge or encumbrance of any kind (other than restrictions under applicable state and federal securities Laws) with respect to the Shares at any time while the Note is outstanding without the prior written consent of the Company.

Section 5.03 Further Assurances. At and following the Closing Date, each Party shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

Article VI. Indemnification

Section 6.01 Indemnification Generally. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representations or warranties of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement by the Indemnifying Party.

Section 6.02 Procedures for Indemnification. The following shall apply with respect to all claims by any Indemnified Party for indemnification hereunder:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 6.02(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

14

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 6.02(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

15

Section 6.03 Payment. Upon a determination of liability under this Article VI, the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article VI with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 6.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Section 6.05 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate liability of any Indemnifying Party for all Losses for which indemnification is provided under this Article VI shall not exceed 10% of the Purchase Price; provided, however, that this limitation shall not apply to any Losses resulting from fraud or willful misconduct.

Article VII. Miscellaneous

Section 7.01 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as such Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email. Subject to the foregoing, notice shall be sent as follows:

If to the Company, to:

Crisp Momentum, Inc.

Attn: Renger van den Heuvel

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

16

If to Buyer, to:

Jakota Capital AG

Attn: Jolanta Kluzowska

Im Grafenstein 30

8408 Winterthur

Switzerland

Section 7.02 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.03 Amendments; No Waivers.

(a)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Buyer.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 7.04 No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 7.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

17

Section 7.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, in each case whether by operation of the law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 7.07 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, including in Article VI, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement. Any Indemnified Party is an intended third party beneficiary of the provisions of Article VI and may enforce such provisions, and such other provisions of this Agreement as required to give effect thereto, to the same extent as though a party hereto.

Section 7.08 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles and as applied to contracts to be wholly performed within the State of Delaware.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE STATE OF DELAWARE COURTS OR THE FEDERAL COURTS OF THE UNITED STATES WITH JURISDICTION IN DELAWARE AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.08(c).

18

Section 7.09 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 7.10 Survival. The representations and warranties in Article IV and Article V of this Agreement shall survive the Closing for a period of twelve (12) months from the Closing, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 7.11 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 7.12 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

19

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Closing Date.

Crisp Momentum, Inc.

By:
Name:	Renger van den Heuvel
Title:	Chief Executive Officer

Jakota Capital AG

By:
Name:	Jolanta Kluzowska
Title:	Director

20

Exhibit A

Promissory Note

(Attached)

Exhibit B

Lock-Up Agreement

(Attached)